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EXHIBIT 10.16

                                 PROMISSORY NOTE

                                                         Olympia,  Washington
$500,000.00                                        May 1, 1998

         FOR VALUE RECEIVED, the undersigned, WESTAR FINANCIAL SERVICES INCORPORATED, a Washington corporation, with an address of 505 E. Union Avenue, Suite 300-C, P.O. Box 919, Olympia, Washington 98507-0919 ("Westar"), promises to pay to the order of SUMMIT CAPITAL RESOURCES, Ltd. (the "Lender"), at its principal place of business at Olympia, Washington, the principal sum of Five Hundred Thousand Dollars and 00/100 ($500,000.00), together with interest on the unpaid principal balance hereof from the date of disbursement by the Lender at the rates and in the manner hereinafter set forth. The payment of principal and interest in respect of this note is expressly subordinated to the interests of Bank One, Columbus N. A. ("Bank One") regarding all debt owed to Bank One by Westar or any its subsidiaries. In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization of Westar and its subsidiaries whether pursuant to bankruptcy laws, sale of all or substantially all of the assets, dissolution, liquidation or any other marshaling of the assets and liabilities of the Company,

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no amount shall be paid by the Company in respect of the principal and interest on this note unless and until all Bank One indebtedness shall have been paid in full together will all interest thereon. The principal sum and the interest shall be due and payable in cash as follows:

                       PAYMENTS OF PRINCIPAL AND INTEREST

         The total principal sum and outstanding interest thereunder shall be due and payable and shall be paid by Westar to the Lender no later than April 1, 1999.

         This Note shall bear interest on the unpaid principal balance at a fluctuating rate per annum equal to nine and one quarter (9.25%).

         All interest payable in accordance with this Note shall be calculated on the basis of a 365-day year for the actual number of days the principal balance is outstanding and be paid quarterly.

         In case of a lawsuit or action is commenced to collect this note or any portion thereof Westar promises to pay, in addition to the costs provided by statute, such sum as the court may adjudge reasonable as attorney's fees therein, (including any action to enforce the judgment and this provision as to attorney's fees and costs shall survive the judgment.) Venue in any action to enforce this Note shall, at holder's option, shall be in Thurston County, Washington.

Summit Capital Resources, Ltd.

--------------------------
R.W. Christensen, Jr.,
Its President

Westar Financial Services Incorporated

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Cindy A. Kay
Controller